UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2020

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.01 par value	TDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2020, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into Amendment No. 7 and Refinancing Facility Agreement (the “Amendment”) relating to that certain Second Amended and Restated Credit Agreement, dated June 4, 2014 (as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated June 9, 2016, Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated March 6, 2017, Amendment No. 3 and Incremental Term Loan Assumption Agreement to the Second Amended and Restated Credit Agreement, dated August 22, 2017, Amendment No. 4 and Refinancing Facility Agreement, dated November 30, 2017, the Refinancing Facility Agreement, dated February 22, 2018, Amendment No. 5, Incremental Assumption Agreement and Refinancing Facility Agreement, dated as of May 30, 2018, Amendment No. 6 and Incremental Revolving Credit Assumption Agreement, dated as of March 14, 2019, and as further amended by the Amendment, the “Credit Agreement”), with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein. Pursuant to the Amendment, TransDigm, among other things, (i) incurred new tranche E term loans (the “New Tranche E Term Loans”) in an aggregate principal amount equal to approximately $2,216 million, new tranche F term loans (the “New Tranche F Term Loans”) in an aggregate principal amount equal to approximately $3,515 million and new tranche G term loans (the “New Tranche G Term Loans”, collectively with the New Tranche E Term Loans and the New Tranche F Term Loans, the “New Term Loans”) in an aggregate principal amount equal to approximately $1,774 million, (ii) repaid in full all of the existing tranche E term loans, tranche F term loans and tranche G term loans outstanding under the Credit Agreement immediately prior to the Amendment, (iii) extended the maturity date of the tranche F term loans to December 9, 2025, (iv) modified the definition of consolidated EBITDA in the Credit Agreement to add back certain cost savings and non-recurring cost and expenses, and (v) modified certain negative covenants to provide additional flexibility to enable TransDigm to incur additional debt and make additional investments and asset sales. The New Term Loans were fully drawn on February 6, 2020. The LIBOR interest rate per annum applicable to the New Term Loans is 2.25%, down from 2.50% prior to the Amendment. The other terms and conditions that apply to the New Term Loans are substantially the same as the terms and conditions that applied to the term loans immediately prior to the Amendment.

The lenders and agents or their affiliates under the Amendment have in the past provided, and may in the future provide, advisory and other services to, or engage in transactions with, TransDigm and TD Group and receive customary compensation therefor.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1

Amendment No. 7 and Refinancing Facility Agreement, dated as of February 6, 2020, to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Michael J. Lisman
Name:	Michael J. Lisman
Title:	Chief Financial Officer

Dated: February 6, 2020